Supplement to
Prospectus Supplement dated March 26, 2003
(to Prospectus dated February 26, 2003)

                                  $347,199,014
                                  (Approximate)


                                INDYMAC MBS, INC.
                                    Depositor


                                 [INDYMAC LOGO]
                           Seller and Master Servicer


                 Residential Asset Securitization Trust 2003-A4
                                     Issuer

                Mortgage Pass-Through Certificates, Series 2003-D

                                 --------------

The Prospectus Supplement dated March 26, 2003 to the Prospectus dated February 26, 2003 with respect to the above captioned series of certificates is hereby amended as follows:

The numbers in the chart on page S-24 of the Prospectus Supplement are revised as follows:

                                                     As of
                                                    December
                                                       31,
                                                   ----------
                                                      2002
                                                   ----------
   Total Number of Conventional Mortgage Loans
      in Portfolio............................       70,253
   Delinquent Mortgage Loans and Pending
      Foreclosures at Period End(1):..........
        30-59 days............................         2.69%
        60-89 days............................         0.70%
        90 days or more (excluding pending
            foreclosures).....................         1.25%
                                                   ----------
   Total Delinquencies........................         4.64%
                                                   ==========
   Foreclosures pending.......................         1.28%
                                                   ----------
   Total delinquencies and foreclosures pending        5.92%
                                                   ==========

--------
(1) As a percentage of the total number of loans master serviced.



Bear, Stearns & Co. Inc.                                          Morgan Stanley


                                   May 1, 2003